AGREEMENT AND PLAN OF DESPOKING

THIS AGREEMENT AND PLAN OF DESPOKING (the “Plan”) is made as of March 3, 2014, by and between the Morgan Creek Global Equity Long/Short Institutional Funds, a Delaware statutory trust (the “Feeder Fund”), the Global Equity Long/Short Master Fund, a Delaware statutory trust (the “Master Fund”) (the Feeder Fund and Master Fund are collectively referred to herein as the “Funds”) and Morgan Creek Capital Management, LLC (the “Adviser”), the investment adviser to the Funds.

Pursuant to the Plan, the Master Fund will transfer all of its Assets to the Feeder Fund in exchange for new shares of the Feeder Fund (“Feeder Fund Shares”) and all existing shares of the Master Fund owned by the Feeder Fund and the assumption by the Feeder Fund of all the Liabilities of the Master Fund existing on or after the Effective Time of the De-Spoking Transaction. At the Closing Date or as soon as reasonably practicable thereafter, the Master Fund will liquidate and distribute all of the Feeder Fund Shares that it received in connection with the De-Spoking Transaction to those then former Master Fund Shareholders in exchange for all of the then outstanding shares of the Master Fund (“Master Fund Shares”). Upon completion of the De-Spoking Transaction, each such former Master Fund Shareholder will be the owner of Feeder Fund Shares equal in net asset value as of the Closing Date to the net asset value of the Master Fund Shares such stockholder held prior to the De-Spoking Transaction. Pursuant to this Plan, the Master Fund will bear all of its expenses directly incurred in connection with the De-Spoking Transaction and the Adviser through an expense limitation and reimbursement agreement with the Master Fund will bear such expenses indirectly. The Feeder Fund currently invests all of its liquid assets in shares of the Master Fund as part of a master-feeder structure.

WHEREAS, the Feeder Fund is a registered closed-end investment company, and the Master Fund owns securities which are assets of the character in which the Feeder Fund is permitted to invest; and

WHEREAS, the Board of Trustees of the Trust has determined, with respect to the Feeder Fund, that: (1) participation in the De-Spoking Transaction is in the best interests of the Feeder Fund and its shareholders, and (2) the interests of shareholders of the Feeder Fund would not be diluted as a result of the Reorganization; and

WHEREAS, the Board of Trustees of the Master Fund has determined that: (1) participation in the De-Spoking Transaction is in the best interests of the Master Fund and its shareholders (including the Feeder Fund), and (2) the interests of shareholders of the Master Fund would not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.	THE DE-SPOKING TRANSACTION

The De-Spoking Transaction. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Master Fund on July 1, 2014 (the “Effective Date”) will transfer all of its Assets to the Feeder Fund in exchange for Feeder Fund Shares and all existing shares of the Master Fund owned by the Feeder Fund and the assumption by the Feeder Fund of all the Liabilities of the Master Fund existing on or after the Effective Time of the De-Spoking Transaction. At the Closing Date or as soon as reasonably practicable thereafter, the Master Fund will liquidate and distribute all of the Feeder Fund Shares that it received in connection with the De-Spoking Transaction to those then former Master Fund Shareholders in exchange for all of the then outstanding Master Fund Shares. Upon completion of the De-Spoking Transaction, each such former Master Fund Shareholder will be the owner of Feeder Fund Shares equal in net asset value as of the Closing Date to the net asset value of the Master Fund Shares such stockholder held prior to the De-Spoking Transaction.

Currently, the Feeder Fund acts as a feeder and invests all of its assets into the Master Fund. As of the Effective Date, the Feeder Fund will become a stand-alone entity and will invest its assets directly into underlying funds and securities, while the Master Fund will cease to exist. Morgan Creek Opportunity Fund, Ltd., the other shareholder of the Master Fund, will also be a shareholder of the Feeder Fund. The underlying fund strategy and investment holdings will not change as a result of the transfer.

1.1.       Assets of the Master Fund. The Assets of the Master Fund to be acquired by the Feeder Fund shall consist of securities, commodities and futures interests and any other property owned by the Master Fund at the Effective Date (collectively, the “Assets”).

1.2.       Liabilities of the Master Fund. The Feeder Fund will assume all of the Master Fund’s liabilities and obligations of any kind whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, in existence on the Closing Date (collectively, the “Liabilities”).

1.3.       Transfer of Master Fund Portfolio Securities and Other Assets. At the Effective Date (or as soon thereafter as is reasonably practicable), the Master Fund will transfer its portfolio securities and other assets pro rata to the record holders of the shares of the Master Fund determined as of the Effective Time. The net asset value of the portfolio securities and other assets to be transferred to the Feeder Fund shall be equal to the net asset value of the then outstanding Master Fund shares owned by the Feeder Fund at the Effective Time.

2.	VALUATION AND CALCULATION OF ASSETS

2.1.       Net Asset Value of the Master Fund. The value of the Assets of the Master Fund to be transferred to the Feeder Fund and the net asset value per share of the Master Fund Shares owned by the Feeder Fund shall be computed as of the Valuation Time using the valuation procedures of the Funds.

2.2.       Determination of Value. All computations of value hereunder shall be made in accordance with a Fund’s regular practice and the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), and shall be subject to confirmation by the Funds’ independent registered public accounting firm upon reasonable request.

2.3.       Valuation Time. The Valuation Time shall be the time at which the Funds calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange (“NYSE”)) on the business day immediately preceding the Closing Date (the “Valuation Time”).

3.	CLOSING

3.1.       Closing. The De-Spoking, together with related acts necessary to consummate the same (“Closing”), shall occur at the offices of the Adviser, on or about July 1, 2014, or at such other place and/or on such other date as to which the parties may agree (the “Closing Date”). All acts taking place at the Closing shall be deemed to take place and shall be effective immediately prior to the opening of business on the Closing Date unless otherwise provided herein (the “Effective Time”).

3.2.       Transfer and Delivery of Assets. The Master Fund shall direct State Street Bank, as custodian for the Funds, to deliver, at the Closing the Assets to the Feeder Fund in proper form at the Effective Time.

4.	REPRESENTATIONS AND WARRANTIES

4.1.       Representations and Warranties of the Master Fund. The Master Fund represents and warrants to the Trust as follows:

(a)          The Master Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under its Agreement and Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)          The Master Fund is registered with the Commission as a closed-end investment company under the 1940 Act, and the registration of the Master Fund is in full force and effect.

(c)          No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Master Fund of the transactions contemplated herein.

(d)          At the Effective Time, the Master Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Feeder Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof other than such restrictions as might arise under the Securities Act of 1933, as amended (the “1933 Act”).

(e)          The Master Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in: (i) a violation of federal securities laws (including the 1940 Act) or of Delaware law or a material violation of its Agreement and Declaration of Trust and By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Master Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Master Fund is a party or by which it is bound.

(f)          The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Trustees of the Master Fund, and this Agreement will constitute a valid and binding obligation of the Master Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

4.2.       Representations and Warranties of the Feeder Fund. The Feeder Fund represents and warrants to the Master Fund as follows:

(a)          The Feeder Fund is a duly established statutory trust validly existing, and in good standing under the laws of the State of Delaware with power under its Agreement and Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)          At the Effective Time, the Trust will be registered with the Commission as a closed-end investment company under the 1940 Act, and the registration of its shares under the 1933 Act will be in full force and effect.

(c)          No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Feeder Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

(d)          The current prospectuses, statement of additional information, shareholder reports, marketing and other related materials of the Feeder Fund and each prospectus and statement of additional information of the Feeder Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e)          At the Effective Time, the Feeder Fund will have good and marketable title to the Master Fund shares it owns, free of any liens or other encumbrances.

(f)          The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Trustees of the Feeder Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

5.	COVENANTS AND AGREEMENTS

5.1.       Conduct of Business. The Feeder Fund and the Master Fund each will operate its business in the ordinary course consistent with prior practice between the date hereof and the Effective Time, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2.       Other Necessary Action. Subject to the provisions of this Agreement, the Funds will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.3.       Other Instruments. The Funds each covenant that it will, from time to time, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm to the Feeder Fund, title to and possession of the portfolio securities of the Master Fund to be delivered hereunder.

6.	CONDITIONS PRECEDENT

6.1.       Conditions Precedent to Obligations of Feeder Fund. The obligations of the Feeder Fund, to consummate the transactions provided for herein shall be subject, at the Feeder Fund’s election, to the following conditions:

(a)          All representations and warranties of the Master Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)          The Master Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Master Fund, on or before the Effective Time.

(c)          The Board of Trustees of the Master Fund shall have determined that the De-Spoking Transaction is in the best interest of the Master Fund and, based on that determination, shall have approved this Plan and the transactions contemplated hereby.

6.2.       Conditions Precedent to Obligations of Master Fund. The obligations of the Master Fund to complete the transactions provided for herein shall be subject, at the Master Fund’s election, to the following conditions:

(a)          All representations and warranties of the Feeder Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)           The Feeder Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Feeder Fund, on or before the Effective Time.

(c)           The Board of Trustees of the Feeder Fund shall have determined that the De-Spoking Transaction is in the best interest of the Feeder Fund and, based on that determination, shall have approved this Plan and the transactions contemplated hereby.

6.3.       Other Conditions Precedent. If any of the conditions set forth in this paragraph 6.3 have not been satisfied on or before the Effective Time, the Feeder Fund or the Master Fund shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

(a)          At the Effective Time, no action, suit or other proceeding shall be pending or, to the knowledge of the Funds, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

6.4.       The Funds shall have received an opinion of Seward & Kissel LLP as to federal income tax matters substantially to the effect that, based on the facts, representations, assumptions stated therein and conditioned on consummation of the De-Spoking Transaction in accordance with this Agreement, for federal income tax purposes the De-Spoking Transaction will constitute a “reorganization” within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Feeder Fund and Master Fund will each be a “party to a reorganization” within the meaning of section 368(b)(2) of the Code. Such opinion shall be based on customary assumptions, limitations and such representations as Seward & Kissel LLP may reasonably request, and the Funds will cooperate to make and certify the accuracy of such representations.

7.	BROKERAGE FEES AND EXPENSES

7.1.       No Broker or Finder Fees. The Funds represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein,

7.2.       Expenses of Reorganization. The expenses relating to the De-Spoking, whether or not consummated, will be borne directly by the Master Fund and indirectly by the Adviser through an expense limitation and reimbursement agreement between the Master Fund and the Adviser.

8.	AMENDMENTS AND TERMINATION

8.1.       Amendments. This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Feeder Fund and the Master Fund.

8.2.       Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the mutual agreement of the parties. In addition, either the Feeder Fund or the Master Fund may at its option terminate this Agreement at or before the Closing Date:

(a) in the event of the other party’s material breach of any representation, warranty, or covenant contained herein to be performed at or before the Closing Date;

(b) if a condition to a party’s obligations has not been met and it reasonably appears that that condition will not or cannot be met;

(c) if a governmental body issues an order, decree, or ruling having the effect of permanently enjoining, restraining, or otherwise prohibiting consummation of the Reorganization; or

(d) if the terminating party’s Board determines that the consummation of the transactions contemplated herein is not in the best interest of the terminating party and notice is given to the other party hereto.

9.	NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:

If to the Feeder Fund:

Morgan Creek Global/Equity Long/Short Institutional Fund
301 West Barbee Chapel Road
Suite 200
Chapel Hill, NC 27517
Attention: Mark Yusko

If to the Master:

Global Equity Long/Short Master Fund
301 West Barbee Chapel Road
Suite 200
Chapel Hill, NC 27517
Attention: Mark Yusko

If to the Adviser:

Morgan Creek Capital Management, LLC
301 West Barbee Chapel Road
Suite 200
Chapel Hill, NC 27517
Attention: Mark Yusko

10.	MISCELLANEOUS

10.1.     Entire Agreement. The parties agree that neither party has made any representation, warranty or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

10.2.     Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

10.3.     Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

10.5.     Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.6.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

GLOBAL EQUITY LONG/SHORT MASTER FUND		MORGAN CREEK GLOBAL EQUITY LONG/SHORT INSTITUTIONAL FUND

By:	/s/ Mark B. Vannoy	By:	/s/ Mark B. Vannoy

Name:	Mark B. Vannoy	Name:	Mark B. Vannoy

Title:	Officer	Title:	Officer

MORGAN CREEK CAPITAL MANAGEMENT, LLC

By:	/s/ Mark W. Yusko

Name:	Mark W. Yusko

Title:	Officer